                                  EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Capital Holdings, Inc. Stock Option Plan of our report dated January 15, 1999, with respect to the consolidated financial statements and schedules of Capital Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.




                                    /s/ Ernst & Young LLP
                                    Ernst & Young LLP


Detroit, Michigan
November 12, 1999